UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 24, 2006

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (843) 740-7015

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT  OF  PRINCIPAL  OFFICERS.

On April 24, 2006, our Board of Directors appointed Ray Pollard to the position of Chief Operating Officer of Force Protection, Inc. Mr. Pollard has served as our Director since December 2005.

This  report  may  contain  forward-looking  statements  that  involve risks and uncertainties. We generally use words such as “believe,” “may,” “could,” “will,” “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify forward-looking  statements. You  should  not  place  undue  reliance  on these forward-looking  statements. Our  actual  results  could differ materially from those  anticipated in the forward-looking statements for many reasons, including our  ability  to continue as a going concern, adverse economic changes affecting markets  we  serve; competition in our markets and industry segments; our timing and  the  profitability  of  entering  new markets; greater than expected costs, customer  acceptance  of  wireless  networks  or  difficulties  related  to  our integration  of the businesses we may acquire; and other risks and uncertainties as  may  be  detailed  from  time  to  time  in our public announcements and SEC filings. Although  we believe the expectations reflected in the forward-looking statements  are  reasonable,  they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or  achievements may not meet these expectations. We do not intend to update any of  the  forward-looking  statements  after the date of this document to conform these  statements to actual results or to changes in our expectations, except as required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date	April 24, 2006

/s/ Gordon McGilton
(Signature)

Print Name: Gordon McGilton
Title: Chief Executive Officer